UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 8, 2016
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of registrant as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Davenport Road
Toronto, Ontario, M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 1.01 Entry into a Material Definitive Agreement

Silver Dragon Resources Inc., a Delaware corporation (the “Company”) entered into a Settlement and Securities Purchase Agreement (the “Agreement”), dated as of April 7, 2016, with Tonaquint, Inc. a Utah corporation (the “Investor”). Pursuant to the Agreement on April 8, 2016, the Investor purchased a new Secured Convertible Promissory Note in the principal amount of $6,836,556.53 (the “New Note”) which was paid for by Investor delivering $400,000 to the Company and surrendering a previously issued Secured Convertible Promissory Note having an outstanding balance in the amount of $9,093,950 (the “Prior Note Balance”). The New Note Purchase Price was $6,816,556.53 and was computed as follows: an initial principal balance of 6,836,556.53, less a $20,000 fee to cover Investor’s legal fees and other transaction expenses. As part of the transaction, Investor forgave $2,677,393.47 of the Prior Note Balance.

Under the Agreement the Company and the Investor agreed that, upon the mutual agreement of both parties, Investor may make additional investments (each an “Additional Investment”) pursuant to a Secured convertible Promissory Note (the “Additional Note” and together with the New Note, the “Notes”).

The New Note and any Additional Notes are secured by a security agreement whereby the company has granted Investor a security interest in all of its assets to secure the Company’s performance of its obligations under the New Note and the Additional Notes, and a Pledge Agreement whereby the Company pledged all of its right, title and interest in and to the equity interest held by the Company in Sanhe Sino-Top Resources & Technologies, Ltd, (“Sino-Top”) a Chinese foreign cooperative joint venture to secure the performance of the Company’s obligations under the New Note and Additional Notes. The New Note provides for customary events of default, including, but not limited to, cross defaults to specified other debt of the Company and its subsidiaries. The Investor, pursuant to the terms of the New Note, is subject to an ownership limitation of 9.99% (the “Limitation”). If Investor comes to beneficially own a number of the Company’s shares in excess of 9.99%, the Company must not issue to Investor shares of Common Stock which would exceed the Limitation.

Upon execution of the Agreement, the Company received a general release of any claims Investor may have had against the Company and the Company granted the Investor a general release of any claims the Company may have had against the Investor. Upon the execution of the transaction documents related to the Agreement, an action brought by Investor against the Company in the United States District court, District of Utah, Central Division is being dismissed.

Under the Agreement, on the earlier of: (i) Company’s next annual meeting of stockholders or (ii) six (6) months from the date hereof (the “Share Reserve Date”), the Company will reserve 150,000,000 shares of Common Stock from its authorized and unissued Common Stock to provide for the issuance of Common Stock pursuant to conversions of the Notes (the “Share Reserve”). Furthermore, from and after the Share Reserve Date and until such time that all outstanding Notes have been paid in full, the Company shall require the Transfer Agent to maintain the Share Reserve. The Company shall further require the Transfer Agent to hold such shares of Common Stock exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a conversion notice under the New Note and any Additional Notes.

So long as the New Note and any Additional Notes are outstanding the Investor also has the right to appoint an observer to the Company’s board, who will receive timely notice of, and can participate in, the Company’s board meetings.

Investor also received a right to participate in any of the Company’s future financings to the extent of 50% of any such future financing transaction.

Pursuant to the Agreement, the Company additionally entered into a confession of judgment pursuant which it agreed that the United States District Court for the District of Utah, Central Division, at the request and discretion of counsel for the Investor and upon the occurrence of an event of default under the New Note, may enter judgment in the amount of $6,836,556.53 plus accrued interest, fees, charges and reasonable attorney’s fees and costs less any payments made by the Company under the New Notes.

The New Note has a principal balance of $6,836,556.53 and carries an annual interest rate of 12%. The Investor may convert the New Note at any time beginning December 31, 2016 and until the outstanding balance on the Note is paid in full. The maturity date of the New Note is March 31, 2019 (the “Maturity Date”)

The conversion price for each Lender Conversion (as defined below) shall be $0.015 (the “Lender Conversion Price”). However, in the event the Company’s Market Capitalization (as defined in the New Note) falls below $4,000,000.00 at any time, then in such event (a) the Lender Conversion Price for all conversions by the Investor occurring after the first date of such occurrence shall equal the lower of the Lender Conversion Price or the Market Price (as defined in the New Note) as of any applicable date of conversion, and (b) the true-up provisions of the promissory note shall apply to all Lender Conversions that occur after the first date the Market Capitalization falls below $4,000,000.00.

Beginning on December 31, 2016 and on the same day of each month thereafter until the Maturity Date (each, an “Installment Date”), if paying in cash, the Company shall pay to the Investor the applicable Installment Amount due on such date and if paying in Installment Conversion Shares (as defined below), the Company shall deliver such Installment Conversion Shares on or before the delivery date. As used in the Installment Amount means $100,000.

Payments of each Installment Amount may be made (a) in cash, or (b) by converting such Installment Amount into shares of Common Stock (“Installment Conversion Shares,” and together with the Lender Conversion Shares, the “Conversion Shares”) (each an “Installment Conversion”) per the following formula: the number of Installment Conversion Shares equals the portion of the applicable Installment Amount being converted divided by the Installment Conversion Price, or (c) by any combination of the foregoing, so long as the cash is delivered to Lender on the applicable Installment Date and the Installment Conversion Shares are delivered to Lender on or before the applicable delivery date. Notwithstanding the foregoing, the Company will not be entitled to elect an Installment Conversion with respect to any portion of any applicable Installment Amount and shall be required to pay the entire Amount of such Installment Amount in cash if on the applicable Installment Date there is Equity Conditions Failure (as defined in the New Note), and such failure is not waived in writing by Investor.

On the date that is twenty trading days (a “True-Up Date”) from each date that the Installment Conversion Shares delivered by the Company to the Investor become cleared for resale by any applicable compliance departments of the Investor’s brokerage firm or clearing firm, and such shares have been deposited in such clearing firms account for the benefit of the Investor, there shall be a true-up where the Company shall deliver to Lender additional Installment Conversion Shares (“True-Up Shares”) if the Installment Conversion Price as of the True-Up Date is less than the Installment Conversion Price used in the applicable installment notice. In such event, the Company shall deliver to investor within three trading days of the True-Up Date a number of True-Up Shares equal to the difference between the number of Installment Conversion Shares that would have been delivered to Investor on the True-Up Date based on the Installment Conversion Price as of the True-Up Date and the number of Installment Conversion Shares originally delivered to Investor pursuant to the applicable installment notice.

Upon the sale by Company of all equity interests held by the Company in Sino-Top, the Investor may cause the Company to repay its outstanding balance on promissory notes held by the Investor or redeem New Note at the Redemption Value (as defined in the New Note).

The foregoing descriptions of the Settlement and Securities Purchase Agreement, the Secured Convertible Promissory Note, the Security Agreement, the Pledge Agreement, the Confession of Judgment and the form of Secured Convertible Promissory Note (Additional Note) are qualified in their entirety by reference to the full text of these agreements which are attached as exhibits to this current Report on Form 8-K and which are incorporated herein by reference.

In connection with the foregoing, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Secured Convertible Promissory Note
4.2	Form of Convertible Promissory Note
10.1	Settlement and Securities Purchase Agreement
10.2	Security Agreement
10.3	Pledge Agreement
10.4	Confession of Judgment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: April 12, 2016	/s/ Marc Hazout
By: Marc Hazout, President & CEO